LIMITED LIABILITY COMPANY AGREEMENT OF CONEMAUGH FUELS, LLC

          THIS LIMITED LIABILITY COMPANY AGREEMENT of Conemaugh Fuels, LLC (the "Company") is made as of October 15, 2002, by Atlantic City Electric Company, a New Jersey corporation, Conemaugh Power LLC, a Delaware limited liability company, Constellation Power, Inc., a Maryland corporation, Exelon Power Holdings, LP, a Delaware limited partnership, PPL Generation, LLC, a Delaware limited liability company, Allegheny Energy Supply Conemaugh Fuels, LLC, a Delaware limited liability company, PSEG Power Fuels LLC, a Delaware limited liability company, Reliant Energy Key/Con Fuels, LLC, a Delaware limited liability company, and UGI Development Company, a Pennsylvania corporation (collectively, the "Initial Members").

WHEREAS, the Initial Members desire to form the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. Secs. 18-101, et seq., as amended from time to time, and for that purpose have authorized the execution of a certificate of formation of the Company and the filing thereof with the Office of the Secretary of State of the State of Delaware;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

ARTICLE 1 Defined Terms
Unless the context otherwise requires, the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified.
Section 1.1 "Act" means the Delaware Limited Liability Company Act, 6 Del. C. Secs. 18-101, et seq., as amended from time to time.

          Section 1.2 "Affiliate" (and with correlative meaning, "Affiliated") means with respect to any Member, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" (including with correlative meanings "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Member, whether through ownership of voting securities, by contract or otherwise, and in any event shall include ownership, directly or indirectly, of 5% or more of the voting securities of such Member, in the case of a corporation, or 5% or more of the partnership or other ownership interests of such Member (other than as a limited partner or non-voting member of such Member), in the case of any other entity.

Section 1.3 "Agreement" means this Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.

Section 1.4 "Business Day" shall mean any day other than a Saturday or Sunday or other day on which commercial banks in Wilmington, Delaware are authorized by law to close.
Section 1.5 "Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.2 hereof.

         Section 1.6 "Capital Contribution" means, with respect to any Member, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member pursuant to Section 4.1 hereof. In the case of a Member that acquires an interest in the Company by virtue of an assignment in accordance with the terms of this Agreement, such Member's Capital Contribution shall be determined in accordance with Section 4.2(a) hereof.

         Section 1.7 "Certificate" means the certificate of formation and any and all amendments thereto and restatements thereof filed on behalf of the Company with the Office of the Secretary of State of the State of Delaware pursuant to the Act.

         Section 1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (Sec.) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

Section 1.9 "Company" means Conemaugh Fuels, LLC, the limited liability company formed pursuant to the Act as ratified and governed by this Agreement.

         Section 1.10 "Conemaugh Plant" means the Conemaugh Power Plant, a coal-fired power plant owned by the Owners in undivided interests and located in West Wheatfield Township, Indiana County, Pennsylvania.

         Section 1.11 "Covered Person" means a Member, any Affiliate of a Member, or any officer, director, shareholder, partner, member, employee, representative or agent of a Member or any of its Affiliates, or of the Company or any of its Affiliates.

         Section 1.12 "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value, determined in accordance with generally accepted accounting principles, of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further, that if the federal income tax depreciation, amortization or other cost recovery

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deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

          Section 1.13 "Fiscal Year" means (a) the period commencing upon the formation of the Company and ending on December 31, 2002, (b) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (c) any portion of the period described in clause (b) of this Section for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 6 hereof.

Section 1.14 "Fuel Supply Plan" means the annual fuel supply plan relating to the operation of the Conemaugh Plant approved by the Company and the Owners, as the same may be supplemented or amended.
Section 1.15 "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

                       (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the remaining Members;

                       (b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the following times: (i) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; and (ii) the liquidation of the Company within the meaning of Treasury Regulation Sec. 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (i) of this sentence shall be made only if the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of such Member in the Company; and

                       (c) the Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee Member and the remaining Members. If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a) or subsection (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          Section 1.16 "Joint Co-Tenants" means, collectively, PPL Generation, LLC and Allegheny Energy Supply Conemaugh Fuels, LLC and their respective successors, as tenants in common with respect to the Jointly Held Interest.

Section 1.17 "Jointly Held Interest" means the undivided 9.72% Percentage Interest held by the Joint Co-Tenants.
Section 1.18 "Liquidating Trustee" has the meaning set forth in Section 11.2 hereof.
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Section 1.19 Manager" has the meaning set forth in Section 5.1(b) hereof.

          Section 1.20 "Majority of Members" means, with respect to any vote or other action of Members, either (i) Members who hold 75% or more of the Percentage Interests of all Members at the time of such vote or other action or (ii) all but one of the Members. For purposes of establishing any quorum for the transaction of business or the requisite vote necessary to authorize any action of the Members, if two or more Members are Affiliates, the Percentage Interests of such Members shall be aggregated and the separate identity of such Members shall be disregarded (so that all such Members shall be deemed to constitute but one Member) in computing such quorum or vote; provided, however, that the Jointly Held Interest shall not be aggregated with any Percentage Interest held by either Joint Co-Tenant or any of its Affiliates separate and apart from the Jointly Held Interest.

          Section 1.21 "Members" means the Initial Members and all other Persons who from time to time become Members in accordance with the provisions of Section 10.2 hereof. With respect to the Jointly Held Interest, the Joint Co-Tenants (and any Persons who succeed to their respective interests) shall be treated as one Member.

          Section 1.22 "Net Cash Flow" means, for each Fiscal Year or other period of the Company, the gross cash receipts of the Company from all sources, but excluding any amounts, such as gross receipts taxes, that are held by the Company as a collection agent or in trust for others or that are otherwise not unconditionally available to the Company, less all amounts paid by or for the account of the Company for operating expenses during the same Fiscal Year or other period (including, without limitation, payments of principal and interest on any Company indebtedness, and expenses reimbursed to the Members, the Manager or any officers of the Company under Section 5.5 hereof), and less any amounts determined by the Members to be necessary to provide a reasonable reserve for working capital needs or any other contingencies of the Company. Net Cash Flow shall be determined in accordance with the cash receipts and reimbursements method of accounting and otherwise in accordance with generally accepted accounting principles, consistently applied. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items, but shall be increased by any reduction of reserves previously established.

          Section 1.23 Owner means each of the owners from time to time of undivided interests in the Conemaugh Plant. As of the date of this Agreement, the Owners and their respective ownership interest (the "Owner Percentage") in the Conemaugh Plant are as follows:

Owner Atlantic City Electric Company Conemaugh Power LLC Constellation Power Source Generation, Inc. Exelon Generation Company, LLC PPL Montour, LLC	Owner Percentage 3.83% 3.72% 10.56% 20.72% 11.39%
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PPL Montour, LLC and Allegheny Energy Supply Conemaugh, LLC (as tenants in common with respect to an undivided 9.72% interest)
PSEG Fossil LLC
Reliant Energy Mid-Atlantic Power Holdings, LLC
UGI Development Company

9.72% 22.50% 16.45% 1.11%
Section 1.24 "Owner Percentage" has the meaning set forth in Section 1.20 hereof.

          Section 1.25 "Percentage Interest" means, with respect to a Member, the ownership interest of such Member in the Company. The Percentage Interest of each Member shall be equal to the Owner Percentage of the Owner with whom such Member is Affiliated. The Percentage Interest of each Member shall be set forth next to such Member's name on Schedule A hereto, as amended from time to time in accordance with Section 2.7 hereof. To the extent that Schedule A is not amended upon a change in the Percentage Interests of any Members, the actual Percentage Interests of such Members shall control.

          Section 1.26 "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

          Section 1.27 "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Sec. 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Sec. 703(a)(1) of the Code), with the following adjustments:

                       (a) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                       (b) any expenditures of the Company described in Sec. 705(a)(2)(B) of the Code (or treated as expenditures described in Sec. 705(a)(2)(B) of the Code pursuant to Treasury Regulation Sec. 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                       (c) in the event the Gross Asset Value of any Company asset is adjusted in accordance with subsection (b) or subsection (c) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                       (d) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of,

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notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and

                       (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" above.

Section 1.28 "Representative" has the meaning set forth in Section 5.2(a) hereof.
Section 1.29 "Successor Owner" has the meaning set forth in Section 10.2 hereof.
Section 1.30 "Tax Matters Member" has the meaning set forth in Section 8.1 hereof.

          Section 1.31 "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE 2 Formation, Name and Term

          Section 2.1 Formation. The Initial Members hereby organize a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, have caused Christina M. Gilpin, as an authorized person within the meaning of the Act, to execute the Certificate and cause it to be filed with the Office of the Secretary of State of the State of Delaware.

          Section 2.2 Name. The name of the Company to be formed hereunder is "Conemaugh Fuels, LLC". The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Members.

Section 2.3 Term. The Company shall remain in existence in perpetuity, unless dissolved in accordance with Section 11.1.

          Section 2.4 Registered Agent and Office. The Company's registered agent and office in Delaware shall be Delaware GCL Services LLC, 3 South American Avenue, Dover, Kent County, Delaware 19901. At any time, the Members may designate another registered agent and/or registered office.

Section 2.5 Principal Place of Business. The principal place of business of the Company shall be at 682 Philadelphia Street, Indiana, Pennsylvania 15701.

          Section 2.6 Qualification in Other Jurisdictions. The Members shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business. The Members shall cause an authorized person within the meaning of the Act to execute, deliver and file any certificates (and any amendments and/or restatements thereof)

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necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

          Section 2.7 Members. The names, present mailing addresses, taxpayer identification numbers and Percentage Interest of each Member are listed on Schedule A hereto. Schedule A shall be updated from time to time by the Manager as necessary to reflect accurately the Percentage Interest and other information set forth therein with respect to each Member. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

ARTICLE 3 Purpose and Powers of the Company

          Section 3.1 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, to buy coal and synthetic fuel and to sell such coal and synthetic fuel to the Owners or, in the case of coal, to any Person who manufactures or produces synthetic fuel from coal for resale to the Owners and to engage in any and all activities necessary or incidental to the foregoing.

Section 3.2 Powers of the Company.

                       (a) The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power:

(i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(ii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real, personal or intangible property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(iii) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Members, any Affiliates thereof, or any agent of the Company necessary to, convenient to, or incidental to the accomplishment of the purpose of the Company;

(iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose
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of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, trusts, limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(v) to lend money for its proper purpose, to invest and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;
(vi) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;
(vii) to appoint employees, officers and agents of the Company, and define their duties and fix their compensation;
(viii) to indemnify any Person in accordance with the Act;
(ix) to cease its activities and cancel its Certificate;

(x) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(xi) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other line on the assets of the Company;

(xii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(xiii) to make, execute, acknowledge and file any and all documents or instruments and to take all actions necessary, convenient or incidental to the accomplishment of the purpose of the Company.
(b) The Members may authorize the Manager or any Person to enter into and perform any other obligation on behalf of the Company.

                       (c) The Company may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Act) upon approval thereof by a Majority of the Members.

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ARTICLE 4 Capital Contributions, Capital Accounts and Advances
Section 4.1 Capital Contributions.

                       (a) Each Member has contributed or is deemed to have contributed to the capital of the Company certain assets. No Member shall be required to make any additional capital contribution to the Company, except that each Member shall be required to contribute to the capital of the Company (to the extent Net Cash Flow is insufficient therefor) its Percentage Interest of any funds required by the Company to purchase coal or synthetic fuel in accordance with any annual Fuel Supply Plan approved by the Company and the Owners.

                       (b) Except as otherwise provided in this Agreement, no Member shall have the right to the return of any Capital Contribution. If a Member is entitled to receive a return of a Capital Contribution, the Company may distribute cash, notes, property, or a combination thereof to the Member in return of the Capital Contribution. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

                       (c) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement.

Section 4.2 Capital Accounts.

                       (a) A separate Capital Account shall be established and maintained for each Member. The initial amount of each Member's Capital Account shall be the aggregate amount of cash or Gross Asset Value of any assets contributed by such Member pursuant to Section 4.1 hereof. In the case of any Member who becomes a Member by virtue of an assignment in accordance with the terms of this Agreement, the initial Capital Account of such Member shall be in the same amount as, and shall replace, the Capital Account of the assignor of such interest, and, for purposes of this Agreement, such assignee shall be deemed to have made the Capital Contributions made by the assignor of such interest (or made by such assignor's predecessor in interest).

(b) The Capital Accounts of the Members shall be maintained in accordance with the following provisions:

(i) a Member's Capital Account shall be credited with such Member's Capital Contributions, such Member's distributive share of Profits and the amount of any Company liabilities that are assumed by such Member (or that are secured by any Company assets distributed to such Member);

(ii) a Member's Capital Account shall be debited with the amount of cash and the Gross Asset Value of any Company assets distributed to such
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Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and the amount of any liabilities of such Member that are assumed by the Company (or that are secured by any property contributed by such Member to the Company);

(iii) in determining the amount of any liability for the purpose of clause (ii) above, there shall be taken into account Sec. 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations; and

(iv) all of the adjustments to Capital Accounts described above shall be made in accordance with Treasury Regulation Sec. 1.704-1(b) and, in addition, Capital Accounts shall be further adjusted as provided for in such Treasury Regulation.

          Section 4.3 Advances. Any Member may, at any time, make or cause to be made to the Company an advance of funds in an amount and on such terms as the Company and such Member shall agree. If any Member shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. Any such advance shall be payable and collectible only out of Company assets. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

Section 4.4 No Certificates. The Company shall not issue any certificates to Members with respect to their membership interests in the Company.
ARTICLE 5 Management
Section 5.1 Management by Members.

                       (a) The Company shall be managed by the Members. Except as otherwise provided in this Agreement, the Members shall have the power to exercise any and all rights or powers of the Company and do all lawful acts and things in the ordinary course of its business as are not by the Act or this Agreement directed or required to be exercised or done by vote of the Members.

                       (b) The Members, by the vote required by Section 5.3(a), may from time to time appoint or remove a manager (the "Manager") to carry on the day-to-day affairs of the Company. The Manager need not be a Member. Unless otherwise authorized by a Majority of the Members, the Manager's authority shall be ministerial only, and the Manager shall not make any decisions on behalf of the Company out of the ordinary course of business.

Section 5.2 Meetings of the Members.
(a) Each Member shall from time to time designate a Person, and in the
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absence of such Person, an alternate Person, to service as its representative ("Representative") in any meeting of the Members, which designation shall be confirmed by such Member in writing to the other Members and the Manager by an officer duly authorized to bind such Member. The presence of, or vote or other action at a meeting of the Members, or the expression of consent or dissent in writing to action by the Company, by a Representative of a Member shall for all purposes constitute the presence of, or vote or action by, or written consent or dissent of, such Member.

                       (b) Meetings of the Members may be called by the Manager, and shall be called by the Manager at the written request of Members or Representatives of Members who hold more than 25% of the Percentage Interests of all Members. Meetings of the Members shall be held at the Company's principal place of business or at any other place designated by the Person calling the meeting. Written notice of the meeting stating the time, place and purpose of the meeting, shall be served by the Manager either personally or by mail, not less than ten (10) days nor more than sixty (60) days before the meeting, upon each Member's Representative of record on the record date for the meeting. If the notice is given at the request of Representatives of any Members as provided in the first sentence of this Section 5.2(b), the notice shall indicate the names of the Members calling the meeting. If mailed, such notice shall be directed (i) to each Representative on the record date for such meeting at the Representative's address as it appears on the records of the Company, and (ii) to each Member of record on the record date for such meeting at its address as it appears on the records of the Company, unless such Member shall have previously filed with the Manager a written request that notices intended for it be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of any meeting need not be given to any Member who attends such meeting, in person or by proxy, or to any Member who, in person or by proxy, submits a signed waiver of notice to the Manager either before or after such meeting, unless a quorum was not present, in person or by proxy, at the meeting so adjourned.

                       (c) The Members may fix a date, not exceeding sixty (60) days in advance, as the record date for the determination of Members entitled to receive notice of, and to vote at, any meeting of Members, or to consent to any proposal without a meeting, or for the purpose of determining Members entitled to receive pro rata distribution of any money or allotment of rights, or for any other purpose. If no record date is fixed, (i) the record date for the determination of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the day immediately preceding the day on which the meeting is held; (ii) the record date for determining Members entitled to express consent to action in writing without a meeting shall be at the close of business on the day on which the last written consent is filed with the Manager; and (iii) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Members adopt the resolution relating thereto. When a determination of Members of record entitled to notice of or to vote at any meeting of Members has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the Members fix a new record date for the adjourned meeting.

(d) Except as otherwise provided in this Agreement, at any meeting of Members, the presence at the commencement of such meeting, in person or by proxy, of
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Representatives of a Majority of the Members on the record date for such meeting shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any Representative after the commencement of a meeting or an adjournment thereof shall have no effect on the existence of a quorum, once a quorum has been established at such meeting. Despite the absence of a quorum, the Members, by a majority of the votes cast (on a per capita basis) by Representatives entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present, provided proper notice has been given in accordance with Section 5.1(b).

                       (e) Except as otherwise provided in this Agreement, one or more Representatives may participate in a meeting of the Members by means of conference telephone or similar communications equipment through which all Representatives participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 5.3 Voting.

                       (a) Except as otherwise provided in this Agreement, any action to be taken by vote of the Members or their Representatives at any meeting, or any approval or consent of the Members otherwise required by this Agreement, shall be authorized by the vote, approval or consent of a Majority of the Members on the record date therefor.

                       (b) Except as otherwise provided in this Agreement, at each meeting of Members, each Representative of a Member on the record date for such meeting shall be entitled to a proportionate number of votes equal to such Member's Percentage Interest recorded on the books of the Company as of such record date. For purposes of establishing any quorum for the transaction of business or the requisite vote necessary to authorize any action of the Members, if two or more Members are Affiliates, the Percentage Interests of such Members shall be aggregated, the Representative of any such Member shall be authorized to act for all such Members and the separate identity of such Members shall be disregarded (so that such Affiliates shall be deemed to constitute but one Member) in computing such quorum or vote.

                       (c) Each Representative entitled to vote at a meeting or to express consent or dissent without a meeting may authorize another Person to act on his or her behalf by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by such Representative, or by his or her attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the Person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Manager at the meeting and shall be filed with the records of the Company. A telegram or telex or a photographic, facsimile or similar reproduction of a writing executed by a Representative shall be treated as properly executed for purposes of this subsection.

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                       (d) In lieu of a meeting, the Members may vote or otherwise take action by a written instrument signed by a Majority of the Members or their Representatives of record on the record date for such writing. Whenever a vote, consent or approval of the Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of the Members or may be given in by written consent in accordance with the Act.

Section 5.4 Officers.

                       (a) The Manager shall be an officer of the Company. The Members may, from time to time, designate one or more other Persons to be officers of the Company. No officer need be a resident of the State of Delaware, a Member or an employee of any Member. Any officers so designated shall have such authority and perform such duties as the Members may, from time to time, delegate to them. The Members may assign titles to particular officers. Unless the Members decide otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Members. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Members.

                       (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Members. Designation of an officer shall not create any contract rights for an officer. Any vacancy occurring in any office of the Company may be filled by the requisite vote of the Members in accordance with this Article 5.

          Section 5.5 Reimbursements. The Company shall reimburse the Members, the Manager and the officers for all ordinary and necessary out-of-pocket expenses incurred by the Members, the Manager or such officers on behalf of the Company, subject to the prior written determination and approval of the Members as to the type and amount of expenses that may be reimbursed, which determination and approval shall be binding and conclusive. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing the Net Cash Flow and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to any Member.

          Section 5.6 Sureties and Bonds. In case the Members shall so require, any officer or agent of the Company shall execute for the benefit of the Company a bond in such sum, and with such surety or sureties as the Members may direct, conditioned upon the faithful performance of his or her duties to the Company, including responsibility for negligence

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and for the accounting for all property, funds or securities of the Company which may come into his or her hands.
ARTICLE 6 Allocations of Profits and Losses; Distributions
Section 6.1 Profits and Losses. Subject to the allocation rules of Section 6.2 hereof, Profits and Losses for any Fiscal Year shall be allocated to the Members.
Section 6.2 Allocation Rules.

                       (a) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any method that is permissible under Sec. 706 of the Code and the Treasury Regulations thereunder.

                       (b) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be allocated or distributed to the Members in accordance with their Percentage Interests for the Fiscal Year in question.

                       (c) The Members are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Company income and loss for income tax purposes.

                       (d) In the event that a Member would have a deficit balance in its Capital Account (adjusting such Capital Accounts pursuant to Treasury Regulation Secs. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6)) as a result of items described in Treasury Regulation Sec. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), such Member shall be allocated items of income and gain in the amount and the manner provided in the "qualified income offset" provisions of Treasury Regulation Sec. 1.704-1(b)(2)(d).

Section 6.3 Tax Allocations: Section 704(c) of the Code.

                       (a) In accordance with Sec. 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated to the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

                       (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" contained in Section 1.13 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Sec. 704(c) of the Code and the Treasury Regulations thereunder.

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                       (c) Any elections or other decisions relating to allocations under this Section 6.3, including the selection of any allocation method permitted under proposed Treasury Regulation Sec. 1.704-1(c), shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

Section 6.4 Distributions of Net Cash Flow.

                       (a) Net Cash Flow for each Fiscal Year of the Company shall be distributed to the Members in proportion to their Percentage Interests no later than one hundred fifty (150) days after the end of the Fiscal Year or at such other times and in such amounts as shall be determined by the Members.

                       (b) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Member shall be treated as amounts distributed to the Members pursuant to this Article 6.

          Section 6.5 Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

ARTICLE 7 Books and Records; Accounting
Section 7.1 Books, Records and Financial Statements.

                       (a) At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member's interest in the Company. The books of account and the records of the Company shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accounts selected by the Members. Each Member shall have the right to have a private audit of the Company books and records conducted at reasonable times and after reasonable advance notice to the Company for any purpose reasonably related to such Member's interest in the Company, but any such

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private audit shall be at the expense of the Member desiring it, and it shall not be paid for out of Company funds.

                       (b) The Manager shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and the following documents shall be transmitted by the Manager to the Members at the times hereinafter set forth:

(i) Within one hundred fifty (150) days after the close of each Fiscal Year, the following financial statements:
(1) a balance sheet of the Company as of the beginning and close of such Fiscal Year;
(2) a statement of Company Profits and Losses for such Fiscal Year;
(3) a statement of such Member's Capital Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year; and
(4) a statement of any distributions to the Member made during the relevant period as described in Section 6.4.

(ii) Within one hundred fifty (150) days after the close of each Fiscal Year, a statement indicating such Member's share of each item of Company income, gain, loss, deduction or credit for such Fiscal Year for income tax purposes.

(c) In addition to the information required by Section 7.1(b), the Manager shall provide the following information to each Member upon demand therefor:
(i) True and full information regarding the status of the business and financial condition of the Company;
(ii) Promptly after becoming available, a copy of the Company's federal, state and local income tax returns for such Fiscal Year;
(iii) A current list of the name and last known business or mailing address of each Member and the Manager;

(iv) A copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and any certificate and all amendments thereto have been executed;

(v) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and

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(vi) Other information regarding the affairs of the Company as is just and reasonable.

                       (d) All information contained in any statement or other document distributed to the Members pursuant to subsection 7.1(b) shall be deemed accurate, binding and conclusive with respect to such Member unless written objection is made thereto by any Member to the Company within twenty (20) Business Days after the receipt of such statement or other document by such Member.

          Section 7.2 Accounting Method. For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business. The annual accounting period of the Company shall be its Fiscal Year.

ARTICLE 8 Tax Matters
Section 8.1 Tax Matters Member.

                       (a) Reliant Energy Key/Con Fuels, LLC is hereby designated as the initial "Tax Matters Member" of the Company for purposes of Sec. 6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

                       (b) The Tax Matters Member shall, within thirty (30) days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to the Members.

(c) The Members may at any time hereafter designate a new Tax Matters Member; provided, however, that only a Member may be designated as the Tax Matters Member of the Company.

          Section 8.2 Right to Make Elections. The Tax Matters Member may, in its sole discretion, make or revoke, on behalf of the Company, any election under the Code as it may deem appropriate, including, without limitation, an election in accordance with Sec. 754 of the Code, so as to adjust the basis of Company property in the case of a distribution of property within the meaning of Sec. 734 of the Code, and in the case of a transfer of a Company interest within the meaning of Sec. 743 of the Code. Each Member shall, upon request of the Tax Matters Member, supply the information necessary to give effect to any election.

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ARTICLE 9 Liability, Exculpation and Indemnification
Section 9.1 Liability.

                       (a) Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

                       (b) Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability in excess of (i) the amount of its Capital Contributions, (ii) its share of any assets and undistributed profits of the Company, (iii) its obligation to make other payments expressly provided for in this Agreement, and (iv) the amount of any distributions wrongfully distributed to it.

Section 9.2 Exculpation.

                       (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence, bad faith or willful misconduct.

                       (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or Net Cash Flow or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

Section 9.3 Fiduciary Duty.

                       (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(b) Unless otherwise expressly provided herein, whenever a conflict of interest exists or arises between Covered Persons or whenever this Agreement or any
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other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or the Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

                       (c) Whenever in this Agreement a Covered Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (ii) in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

          Section 9.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 9.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

          Section 9.5 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 9.4 hereof.

          Section 9.6 Outside Businesses. The Members or any Affiliates thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed

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wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and each Member or any such Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

ARTICLE 10 Transfers of Membership Interests

          Section 10.1 Record of Ownership. The Manager shall record the undivided interest of each Owner in the Conemaugh Plant and shall also record the Percentage Interest of each Member in the Company on the books of the Company. Transfers of ownership interests in the Conemaugh Plant and in the Company shall be reflected on the records of the Company by the Member of record who is Affiliated with the Owner of record, accompanied by a certified copy of the deed or such other proof of acquisition of such ownership interest and such other information as the Manager may require to update the records of the Company, including Schedule A hereto. The Company shall be entitled to treat the holder of record of any ownership interest in the Conemaugh Plant or in the Company as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim or interest in the Conemaugh Plant or in the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

          Section 10.2 Assignment; Restrictions on Transfers. No Member directly or indirectly shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber, exchange, give or otherwise dispose of (collectively, a "Transfer") any of its rights under this Agreement (collectively, a "membership right") or any economic, voting or other interest (collectively, an "interest") in the Company, without the prior written consent of the other Members, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, (a) a Member may, without the need for consent from any other Member, Transfer its membership right or interest under this Agreement to: (i) an Affiliate of the Owner with whom such Member is Affiliated, (ii) any Person who acquires the undivided interest in the Conemaugh Plant of the Owner with whom such Member is Affiliated (a "Successor Owner"), (iii) any Affiliate of such Successor Owner, or (iv) any Person to whom the undivided interest in the Conemaugh Plant of the Owner with whom such Member is Affiliated is assigned or pledged, directly or indirectly, for financing purposes; and (b) in the case of the Jointly Held Interest, a Joint Co-Tenant may Transfer its share of the Jointly Held Interest to an Affiliate of such Joint Co-Tenant or any Person who acquires the corresponding share of the Ownership Percentage of the Owner with whom it is Affiliated or an Affiliate of such Person. Any Transfer of membership rights or interests hereunder shall entitle the transferee thereof to share in the profits and losses of the Company, to receive such distribution or distributions and to receive allocations of income, gain, loss, deduction or credit or any similar item to which the transferring Member was entitled, to the extent transferred. Any Member transferring all of its

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membership rights or interests hereunder shall cease to be a Member and to have the power to exercise any rights or powers of a Member upon Transfer of all of its membership rights and interests hereunder.

          Section 10.3 Indemnification. In the case of a Transfer or attempted Transfer of any membership right or any interest in violation of this Agreement, the Parties engaging or attempting to engage in such assignment shall be liable to indemnify and hold harmless the Company from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of such assignment or attempted assignment and efforts to enforce the indemnity granted hereby.

ARTICLE 11 Dissolution, Liquidation and Termination
Section 11.1 Events of Dissolution.
(a) The Company shall be dissolved and its affairs shall be wound up upon the happening of any of the following events:

(i) the unanimous consent in writing of the Members; or
(ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                       (b) In accordance with Section 18-802(b) of the Act, the bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not cause the Company to be dissolved or its affairs to be wound up, and upon the occurrence of any such event, the Company shall be continued without dissolution, unless within ninety (90) days following the occurrence of such event, a Majority of the Members agree in writing to dissolve the Company.

          Section 11.2 Liquidation. Upon dissolution of the Company, a Majority of the Members shall designate a Person or Persons to carry out the winding up of the Company (the "Liquidating Trustee"), and the Liquidating Trustee shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article 6 hereof, as before liquidation. The Members shall be furnished with a statement prepared by the Company's certified public accountants that shall set forth the assets and liabilities of the Company as of the date of dissolution. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

                       (a) to creditors of the Company, including the Members, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to the Members; and

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                       (b) to the Members the remaining proceeds of liquidation pro rata in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods, which distributions shall be made as and when required under Treasury Regulation Sec. 1.704-1(b)(2)(ii)(b)(2).

          Section 11.3 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article 11, and a certificate of cancellation shall have been filed with the Office of the Secretary of State of the State of Delaware in the manner required by the Act.

          Section 11.4 Claims of the Members. Each Member shall look solely to the Company's assets for the return of its Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, such Member shall have no recourse against the Company or any other Covered Person.

ARTICLE 12 Miscellaneous

          Section 12.1 Notices. All such notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

(a) if to the Company, at the Company's mailing address set forth on Schedule A hereto; or
(b) if to any Member, at the address set forth opposite its name on Schedule A hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

                       (c) Notices shall be effective as follows: if delivered by courier or by hand, on the date of delivery or, if such date is not a Business Day, on the Business Day immediately following; if mailed, on the third (3rd) day following the date of mailing or, if such day is not a Business Day, on the Business Day immediately following; if sent by telecopier, on the date of sending or, if such date is not a Business Day, on the Business Day immediately following, provided that with respect to notices sent by telecopier, the burden of proof of receipt shall be on the sender.

          Section 12.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

          Section 12.3 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or

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otherwise.
Section 12.4 Partition. Each Member waives, until termination of the Company, any and all rights that it may have to maintain an action for partition of the Company's property.
Section 12.5 Amendments. This Agreement may not be amended except by an instrument in writing signed by all of the Members.

          Section 12.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and permitted assigns.

          Section 12.7 Interpretation. Throughout this Agreement, nouns, pronouns, and verbs shall be construed as masculine, feminine, neuter, singular or plural, wherever shall be applicable. All references herein to "Articles," "Sections" and paragraphs shall refer to corresponding provisions of this Agreement. The heading and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          Section 12.8 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          Section 12.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

          Section 12.10 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          Section 12.11 Governing Law; Consent to Jurisdiction. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. All Members of the Company hereby irrevocably submit to the personal jurisdiction of the courts located in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, and the Members hereby agree that all claims in respect of any such action or proceeding may be heard and determined in such courts. In any action commenced in any court located in the State of Delaware, the Members waive any objections to venue and to the personal jurisdiction of such courts.

[Signatures begin on next page]
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IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above stated.
ATLANTIC CITY ELECTRIC COMPANY By /s/ Roberta S. Brown Name: Roberta S. Brown Title: Vice President
CONEMAUGH POWER LLC By __________________________________ Name: Title:
CONSTELLATION POWER, INC. By __________________________________ Name: Title:
EXELON POWER HOLDINGS, LP By: _____________________, its general partner By ___________________________________ Name: Title:
PPL GENERATION, LLC By __________________________________ Name: Title:
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IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above stated.
ATLANTIC CITY ELECTRIC COMPANY By ___________________________________ Name: Title:
CONEMAUGH POWER LLC By /s/ Bryan K. Riley Name: Bryan K. Riley Title: Vice President
CONSTELLATION POWER, INC. By ___________________________________ Name: Title:
EXELON POWER HOLDINGS, LP By: _____________________, its general partner By ___________________________________ Name: Title:
PPL GENERATION, LLC By __________________________________ Name: Title:
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IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above stated.
ATLANTIC CITY ELECTRIC COMPANY By ___________________________________ Name: Title:
CONEMAUGH POWER LLC By __________________________________ Name: Title:
CONSTELLATION POWER, INC. By /s/ . Name: Title:
EXELON POWER HOLDINGS, LP By: _____________________, its general partner Name: Title:
PPL GENERATION, LLC By __________________________________ Name: Title:
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IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above stated.
ATLANTIC CITY ELECTRIC COMPANY By ___________________________________ Name: Title:
CONEMAUGH POWER LLC By __________________________________ Name: Title:
CONSTELLATION POWER, INC. By __________________________________ Name: Title:
EXELON POWER HOLDINGS, LP By: Exelon Ventures Company, LLC, its general partner By /s/ Oliver Kingsley, Jr. Name: Oliver Kingsley, Jr. Title: Senior Executive Vice President
PPL GENERATION, LLC By __________________________________ Name: Title:
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IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above stated.
ATLANTIC CITY ELECTRIC COMPANY By ___________________________________ Name: Title:
CONEMAUGH POWER LLC By __________________________________ Name: Title:
CONSTELLATION POWER, INC. By __________________________________ Name: Title:
EXELON POWER HOLDINGS, LP By: _____________________, its general partner By ___________________________________ Name: Title:
PPL GENERATION, LLC By /s/ Dennis J. Murphy Name: Dennis J. Murphy Title: Vice President & COO - EF&H
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ALLEGHENY ENERGY SUPPLY CONEMAUGH FUELS, LLC By /s/ Harold E. McKinney Name: Harold E. McKinney Title: Executive Director, Production
PSEG POWER FUELS LLC By __________________________________ Name: Title:
RELIANT ENERGY KEY/CON FUELS, LLC By __________________________________ Name: Title:
UGI DEVELOPMENT COMPANY By __________________________________ Name: Title:
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ALLEGHENY ENERGY SUPPLY CONEMAUGH FUELS, LLC By __________________________________ Name: Title:
PSEG POWER FUELS LLC By /s/ J. W. Moore Name: Jeff Moore Title: Vice President
RELIANT ENERGY KEY/CON FUELS, LLC By __________________________________ Name: Title:
UGI DEVELOPMENT COMPANY By __________________________________ Name: Title:
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ALLEGHENY ENERGY SUPPLY CONEMAUGH FUELS, LLC By __________________________________ Name: Title:
PSEG POWER FUELS LLC By __________________________________ Name: Title:
RELIANT ENERGY KEY/CON FUELS, LLC By /s/ J.J. Wagner Name: J.J. Wagner Title: Vice President - East Operations
UGI DEVELOPMENT COMPANY By __________________________________ Name: Title:
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ALLEGHENY ENERGY SUPPLY CONEMAUGH FUELS, LLC By __________________________________ Name: Title:
PSEG POWER FUELS LLC By __________________________________ Name: Title:
RELIANT ENERGY KEY/CON FUELS, LLC By __________________________________ Name: Title:
UGI DEVELOPMENT COMPANY By /s/ David W. Trego Name: David W. Trego Title: Vice President-Electric Distribution
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SCHEDULE A
Member Name and Address	Taxpayer ID No.	Percentage Interest
Atlantic City Electric Company P.O. Box 6066 Newark, Delaware 19714-6066		3.83%
Conemaugh Power LLC Blaymore I, Suite 400 Sewickley, Pennsylvania 15143		3.72%
Constellation Power Inc. 111 Market Place, Suite 200 Baltimore, Maryland 21202		10.56%
Exelon Power Holdings, LP c/o Exelon Generation Company, LLC 200 Exelon Way Kennett Square, Pennsylvania 19348		20.72%
PPL Generation, LLC Two North Ninth Street Allentown, Pennsylvania 18101		11.39%
PPL Generation, LLC Two North Ninth Street Allentown, Pennsylvania 18101 and Allegheny Energy Supply Conemaugh Fuels, LLC 4330 Northern Pike Monroevill, Pennsylvania 15146		9.72%
PSEG Power Fuels LLC 80 Park Plaza Newark, New Jersey 07101		22.50%
Reliant Energy Key/Con Fuels, LLC c/o Reliant Energy P.O. Box 4567 Houston, Texas 77210-4567		16.45%
UGI Development Company 400 Stewart Road Wilkes-Barre, Pennsylvania 18706-1495		1.11%
	Total: